EXHIBIT 10.7

LOAN AGREEMENT

Between
________________________________
(hereinafter referred to as the “Lender”)

And

Palmdale Executive Homes Corp.
6767 W. Tropicana Ave., Suite 207
Las Vegas, NV 89103 USA .
(hereinafter referred to as the “Borrower”)

The Lender grants to the Borrower a loan in the amount of US$50,000 (fifty thousand US Dollars)

On the following terms and conditions:

Tenor, interest, maturity, repayments

At the request and for the account of the Borrower, the Lender has made available the above-mentioned loan on the terms and conditions stated below.

The Borrower shall pay interest on the loan at a rate of 8.00% (in words: eight percent) per annum as from the date of disbursement.

Repayment of the loan will be on November 26, 2013.

The loan period can be extended by agreement of both parties.

The borrower is entitled to repay this loan before the date stated above totally or partially-principal and interest under condition that the Lender will receive in written notice five working days prior to the value date.

Default

The loan, together with accrued interest, will become due and payable immediately in the event of non-payment of all or only part of principal and/or interest on due date, or through failure of the Borrower to comply with the terms of this loan or if the Borrower should be subject to enforcement proceedings or liquidation or arrangement procedures or have a receiver appointed for any of his assets.

Expenses

All stamp duty and other fiscal charges, if any, payable in respect of this loan or any payments made hereunder and all legal and other expenses incurred by or on connection with this loan shall be for account of the Borrower.

Warranty

The Borrower warrants that all necessary approvals, if any, have been obtained and that this agreement is legally binding and enforceable obligation.

Law and forum selected

This agreement shall be governed and construed according to the laws of the State of Nevada. Place of jurisdiction is Reno.

Effectiveness

This agreement shall become effective upon the receipt of one original copy of this loan agreement by each party.

Amendments

Any amendments and modifications to this agreement shall be made in writing.

November 26, 2012

Palmdale Executive Homes Corp.
(the “Lender”)	(the “Borrower”)
(Signed by authorized person)	(Signed by authorized person)